Exhibit 10.49

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “***”

Shell/Elenac

Lease Agreement

Lease Agreement-Kraton

CONFIDENTIAL

BUSINESS LEASE

between

1.	Elenac GmbH, Am Yachthafen 2, 77694 Kehl,

(hereinafter the “LANDLORD”)

and

2.	Kraton Polymers GmbH, Kölner Str. 6, 65760 Eschbom,

(hereinafter the ‘TENANT”)

(hereinafter together referred to as the “Parties”)

Preamble

1.	Pursuant to a business assets purchase agreement dated 31 March, 2000 (the ”Business Assets Purchase Agreement”), the TENANT acquired from the LANDLORD certain Business Assets (all capitalised terms used herein shall have the same meaning as defined in the Business Assets Purchase Agreement unless otherwise defined herein) located at the LANDLORD’s Production Site. The LANDLORD continues to be the owner of the land and buildings where the Business Production Facility and Machinery is located. In addition, the LANDLORD continues to operate the Business Production Facility and Machinery on behalf of the TENANT under a Production Agreement and will provide certain services to the TENANT.

Shell/Elenac

Lease Agreement

Lease Agreement-Kraton

2.	To the extent that any of the Business Production Facility and Machinery to be sold under the Business Assets Purchase Agreement may qualify as essential parts (wesentliche Bestandteile) in the meaning of Section 93 et seq. German Civil Code (BGB) of the Business Property, the LANDLORD has agreed to sell and transfer under the Business Assets Purchase Agreement to the TENANT, and the TENANT has agreed to purchase and accept the transfer as at and with effect from the Completion Date, of the unrestricted right of use of such Business Production Facility and Machinery entitling the TENANT to dispose of such Business Production Facility and Machinery at any time in its own free discretion. The Parties agree that economic ownership (wirtschaftliches Eigentum) of such Business Production Facility and Machinery will pass to the TENANT as of the Completion Date. As from Completion, the TENANT will bear the risk of loss of such Business Production Facility and Machinery.

3.	In order for the TENANT to operate the Business Production Facility and Machinery, the LANDLORD intends to lease to the TENANT the land and buildings required pursuant to the following terms and conditions.

Therefore, the Parties enter into the following Business Lease:

§ 1

Object of the Lease

1.1	The LANDLORD leases to the TENANT, for its exclusive use:

1.1.1	the production premises with its buildings (the “Production Premises”) which are marked in red in the layout plans attached as Schedule 1.1 together with the office space in the Production Premises which is marked in blue in the layout plans attached as Schedule 1.1.

1.1.2	the open storage area and the storage facilities (together the “Storage Area”) which are marked in green in the layout plans attached as Schedule 1.1.

1.2	The Production Premises and the Storage Area leased under this Agreement are jointly referred to as the “Lease Object”.

Shell/Elenac

Lease Agreement

Lease Agreement-Kraton

§ 2

Purpose of the Lease

2.1	The Lease Object shall be used by the TENANT solely as production, office and storage space in connection with the Business. Any change of this use shall require the written consent of the LANDLORD which consent shall not be unreasonably withheld. The TENANT shall be entitled to sublease the Lease Object with the consent of the LANDLORD only which consent shall not be unreasonably withheld.

2.2	Each party shall show due regard to the interests of the other party as to the undisturbed pursuit of its respective business.

2.3	Without prejudice to any of the terms and conditions of the Production Agreement, in particular paragraph 2 thereof, if LANDLORD is unable to supply any of the Materials as referred to in said Production Agreement so that TENANT is, or will before the resumption of supply of such Material be, unable to continue its operations under the Production Agreement, LANDLORD will use all reasonable efforts to provide TENANT access to the Lease Object and such supply lines on the Production Site as may exist from time to time as are necessary to permit the TENANT to receive at the Lease Object supplies of such Materials as it may itself have arranged, to the extent such access is in line with site priorities as reasonably determined by LANDLORD from time to time.

§ 3

Rent/Operating Costs

3.1	The annual rent for the Lease Object shall [***] [Confidential Treatment Required] (the “Rent”). The Rent shall be paid annually in advance and shall be received on the account of the LANDLORD with [***] [Confidential Treatment Required] by the fifth working day of the relevant year at the latest.

3.2	The operating costs of the Lease Object including, without limitation, supply with sream, boiler-feed water, drinking-water, nitrogen, instrument air, compressed air and elctricity shall be exclusively governed by the respective provisions of the Production Agreement.

Shell/Elenac

Lease Agreement

Lease Agreement-Kraton

§ 4

Term of Lease

4.1	The lease shall commence on the Completion Date and shall be for an initial period of 30 years.

4.2	The Agreement shall be automatically extended for a successive period of 10 years from the end of the initial period under § 4.1. unless it has been terminated by either party by giving one year’s prior written notice expecting at the end of the initial period.

4.3	Notice of termination must be in writing.

4.4	Partial termination concerning parts of the Lease Object is not permitted.

4.5	Notwithstanding § 4.1 or § 4.2 above, this lease shall be terminable at the option of the LANDLORD, on giving three months’ notice of termination, if there is any change in the ownership or control of TENANT or any entity which, whether directly or indirectly, holds 50% or more of the issued share capital of TENANT provided, however, that the foregoing shall not apply with respect to any transaction immediately prior to which the TENANT is a member of the Shell Group (as defined in § 4.6 below).

4.6	The term ‘Shell Group’ means N.V. Koninklijke Nederlandsche Petroleum Maatschappij and The ‘Shell’ Transport and Trading Company, plc. (the “Parent Companies”) and any entity which, at the time in question, is directly or indirectly affiliated with either of the Parent Companies and for this purpose;

(i)	a particular entity is directly affiliated with another entity or entities if the latter hold(s) or otherwise control(s) shares or other ownership interests carrying more than 50 per cent of the votes exercisable at a general shareholders meeting (or its equivalent) of the entity in question, and

(ii)	a particular entity is indirectly affiliated with an entity or entities (the “parent or parents”) if a series of entities can be specified, beginning with the parent or parents and ending with the particular entity, so related that each entity in the series, except the parent or parents, is directly affiliated with one or more of the entities earlier in the series, and reference to a ‘member of the Shell Group’ shall be construed accordingly.

Shell/Elenac

Lease Agreement

Lease Agreement-Kraton

§ 5

Transfer of Possession

5.1	On the Completion Date, the LANDLORD shall transfer possession of the Lease Object to the TENANT, and the TENANT shall take possession of the Lease Object.

5.2	On the Completion Date, the LANDLORD and the TENANT jointly inspect the Lease Object and shall produce a record (hereinafter the “Record”) to be signed by both Parties which shall set forth any statements as described in § 5.3 of this Agreement.

5.3	Any defects or deficiencies of the Lease Objects discovered during the inspection of Lease Object shall be recorded in the Record. The LANDLORD shall promptly remedy such defects or deficiencies at its own expense. Any other rights of the TENANT, especially any rights of the TENANT with respect to defects and deficiencies not discovered or not discoverable during the inspection of the Lease Object, shall not be restricted hereby.

§ 6

Insurance

6.1.	The Tenant shall take out and maintain adequate insurances in respect of the Lease Object and the Business purchased by it. These insurances shall include, without limitation:

(a)	adequate all-risk insurance, including property and machinery damage insurance at replacement value and business interruption insurance;

(b)	adequate third party liability insurance, including product liability (for not less than an annual amount of DM 100,000,000) and environmental liability insurance (for not less than an annual amount of DM 100,000,000);

(c)	adequate transport insurance.

6.2	The Landlord will procure that the Tenant will be included as named co-insured under the Landlord’s existing construction all risk insurance programme. The Tenant shall bear on a pro rata basis with the Landlord the costs of such insurance programme.

§ 7

Proper Care of TENANT

Structural Alterations by the TENANT

7.1	The TENANT must ensure sufficient cleaning, ventilation and heating in the Lease Object and treat the buildings, systems and installations with proper care, and,

Shell/Elenac

Lease Agreement

Lease Agreement-Kraton

notwithstanding § 8 of this Agreement, for keeping the Lease Object in a safe and orderly condition (Verkehrssicherungspflicht).

7.2	The TENANT shall be entitled to alter the layout of the interior of the leased buildings at its own expense. The TENANT shall be entitled to make any structural changes to the Lease Object inside and/or outside which the TENANT deems reasonably necessary for its operations with the LANDLORD’s prior written consent which consent may not be unreasonably withheld. The TENANT shall inform the LANDLORD of any proposed measures, by submitting the construction plans to the LANDLORD, and, to the extent that any permits may be required, by also submitting such permits prior to commencing work on such measures.

7.3	The TENANT may install appropriate signage and directional signs on the Lease Object as well as on access ways.

§ 8

Maintenance of the Lease Object

The TENANT shall be responsible for any construction work, repair, maintenance. improvements and structural alterations relative to the construction and substance (Dach und Fach) of the Lease Object. The TENANT will consult with the LANDLORD prior to undertaking such work and ensure that the work will be carried out without harm to the LANDLORD’s operations and business interests. Without prejudice to the foregoing, the TENANT will, in particular, at its own expense (i) keep the Lease Object safe, clean and tidy and in good repair to prevent the Lease Object being in any way detrimental to land, buildings, machinery and other property of the LANDLORD or any third party, (ii) carry out all such works in relation to the Lease Object as are reasonably necessary in connection with matters relating to health, safety or the environment, (iii) carry out all such works in relation to the Lease Object as are reasonably required by virtue of the site regulations in effect from time to time at the LANDLORD’S Production Site of which the Lease Object forms part, including, but not limited to, the “SGU Handbuch” and the attachments thereto as the same may from time to time be amended by the LANDLORD and (iv) carry out all such works and provide and maintain all such arrangements upon or in respect of the Lease Object (or the use to which it is put) in order to comply with the requirements of any law or regulation or administrative decision (whether already existing or which arises in the future during the term of this lease).

Shell/Elenac

Lease Agreement

Lease Agreement-Kraton

§ 9

Nuisance

The TENANT shall not do any act or allow any thing to remain on or near the Lease Object which may cause any nuisance, disturbance, injury or damage to the LANDLORD or its tenants or the owners or occupiers of any adjoining premises. The TENANT shall be authorised to repair, maintain and replace such Business Production Facility and Machinery that may qualify as essential parts (wesentliche Bestandteile) of the Business Property at its own risk and expense, so that economic ownership (wirtschaftliches Eigentum) of the so replaced Business Production Facility and Machinery shall also lie with the TENANT.

§ 10

Assignability

This Agreement and any rights or obligations under it (i) may be assigned by the LANDLORD without the requirement for any consent of the TENANT and (ii) may not be assigned by the TENANT without the prior consent of the LANDLORD, which consent shall not be unreasonably withheld. This Agreement shall inure to the benefit of and be binding upon any successors or assigns.

§ 11

Termination

11.1	At the end of the Lease, the TENANT shall return the Lease Object in a “swept-clean” (besenrein) and cleared condition subject to normal wear and tear.

11.2	The TENANT shall be entitled to remove its added installations, enlargements, alterations, and such Business Production Facility and Machinery the TENANT added as replacement of Business Production Facility and Machinery which may qualify as essential parts (wesentliche Bestandteile) of the Business Property, if any, but shall, in any case, restore the Lease Object to its original condition. In lieu of the foregoing, the LANDLORD may, with consent of the TENANT, require the TENANT to leave the installations, enlargements, alterations and such Business Production Facility and Machinery added as replacement of Business Production Facility and Machinery which may qualify as essential parts (wesentliche Bestandteile) of the Business Property on the Lease Object provided that the LANDLORD shall pay the TENANT adequate compensation.

Shell/Elenac

Lease Agreement

Lease Agreement-Kraton

§ 12

Miscellaneous

12.1	This Agreement, including this provision, may only be varied in writing (§ 126 German Civil Code - BGB) unless stricter form is required by mandatory law.

12.2	Each party shall bear its own costs, fees and other expenses of a legal or accounting nature arising from the negotiation, preparation and performance of this Agreement.

12.3	All notices and other communications hereunder shall be in writing and shall be delivered personally, by post, courier or telefax, subject to address changes to be announced in writing, to the following addresses:

(a)	if to the LANDLORD to:

Elenac GmbH

Attn.: Legal Department

LGR - B65

Brühler Straße

50389 Wesseling

Germany

(b)	if to the TENANT to:

Kraton Polymers GmbH

Attn.: Geschäftsleitung

Kölner Str. 6

65760 Eschborn

12.4	Should any provision of this Agreement be entirely or partially legally ineffective or unenforceable or should provisions later lose their legal effectiveness or enforceability, the validity of the remaining provisions of this Agreement will not be affected as a result. Instead of the ineffective or unenforceable provisions an effective and enforceable provision shall apply which, so far as legally possible, comes closest to what the Parties intended or to the purpose of this Agreement or to what the Parties would have intended had they addressed the issue in this Agreement. In the event of gaps in this Agreement, if any, the gaps shall be deemed to have been filled by such provisions which the Parties would have, reasonably acting, agreed upon in the light of the spirit and the purpose reflected in this Agreement had they been aware of the gaps at the outset.

12.5	This Agreement shall be governed by and construed in accordance with German law.

Shell/Elenac

Lease Agreement

Lease Agreement-Kraton

12.6	Any disputes arising between the Parties in relation to this Agreement which cannot be settled amicably between the Parties shall be exclusively and finally settled by three arbitrators in Paris in accordance with the UNICITRAL Arbitration Rules as in force at the moment of commencement of the arbitral proceedings. The language of arbitration shall be English. The appointing authority shall be the President of the International Court of Arbitration of the International Chamber of Commerce in Paris, France.

12.7	Any appendices to this Agreement shall form an integral part of this Agreement.

Wesseling, 31st March, 2000	Wesseling, 31st March, 2000
Place, Date	Place, Date

/s/ Illegible	/s/ Illegible
LANDLORD	TENANT

Shell/Elenac

Lease Agreement

Lease Agreement-Kraton

Schedule 1.1. to the Business Lease

(Layout Plans)

Note: Layout plans are not attached